Exhibit 99.1
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Monday, April 16, 8:05 a.m. Eastern Time

Press Release

SOURCE:  Park Pharmacy Corporation

Park Pharmacy Announces Sale of Florida Infusion Pharmacy

DALLAS, April 16 /PRNewswire/ -- Park Pharmacy Corporation (OTC Bulletin Board: PPRX - news) today announced that its Park Infusion Services subsidiary has completed the sale of its St. Petersburg, Fla., infusion pharmacy and ambulatory infusion center to Option Care Enterprises, Inc. of Bannockburn, Ill., effective April 1.

The pharmacy is a full-service provider of infusion services, including total parenteral nutrition, chemotherapy, antibiotic therapy and other services. Option Care provides specialty pharmaceutical products and related services, infusion therapy and other ancillary healthcare services through a national network of 130 company-owned and franchise offices in 32 states.

Under the terms of the transaction, Park Infusion received approximately $900,000 in cash at closing. A contingent payment of up to $380,000 will be due within 120 days based on the accomplishment of certain objectives. Park Infusion retained all cash and accounts receivable and sold the pharmacy's inventory, payor contracts, patient list, furniture and fixtures, and general intangibles. As of February 28, accounts receivable for the St. Petersburg location were $1.1 million.

"The sale of our St. Petersburg infusion pharmacy was a win-win for all involved," explained Tom Baker, Chief Executive Officer of Park Pharmacy. "We made the determination that although the St. Petersburg location was performing quite well, it did not fit into our stated strategy of being a provider of high-end and technical pharmacy products and services in major metropolitan areas throughout Texas and the surrounding states. We're losing some good people, and Option Care is buying this operation just as it is hitting a strong stride. We wish them well."

Baker added, "This transaction is important to Park for several reasons. First, it obviously solidifies our focus on Texas and the Southwest. Our existing operations are now all in Texas, and our acquisition efforts will focus there. Second, the sale is proof positive that we can create value for our shareholders. When we bought the St. Petersburg pharmacy, along with infusion pharmacies in Dallas and San Antonio, we paid $1,750,000. In this transaction alone, we stand to recoup potentially $1,280,000, and at the time we bought them, St. Petersburg represented less than 10% of the cash flow between the three locations. Finally, the sale boosts our liquidity and enhances our overall financial flexibility."

About Park Pharmacy

Park Pharmacy Corporation, based in Dallas, Tex., is developing, through acquisition, a regional network of successful community and specialty pharmacies focusing on high-end and technical pharmacy services. Services provided by its various divisions include retail community

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drugstores offering a comprehensive inventory of medicines and a unique breadth and depth of pharmacy services, including infusion and compounding pharmacy, retail pharmacy providing both durable and home medical equipment, home care/institutional pharmacies, wholesale medical supply and technical pharmacy services. Additionally, the Company's subsidiary, Rx-Pro, Inc., provides electronic patient charting, medical records and prescription transmission via the Internet and wireless Web, creating a paperless work environment for pharmacists, physicians, nurses and assisted living facility personnel.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based only upon information available to Park Pharmacy Corporation on the date of this release. All forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including challenges in integrating acquired businesses, changing consumer preferences, lack of success of new businesses, loss of Park's customers, competition, and other factors discussed from time to time in Park's filings with the Securities and Exchange Commission, including, without limitation, factors discussed under the caption "Certain Business Factors" in Park's annual report on Form 10-K dated June 30, 2000.

     FOR MORE INFORMATION:
     John Sommerhalder
     Park Pharmacy
     214-692-9921, ext. 17

SOURCE: Park Pharmacy Corporation